EXHIBIT 10.5

                 TELECOMMUNICATIONS SERVICES SHARING AGREEMENT


                          DATED AS OF DECEMBER 10, 1996


                                    BETWEEN

                        MONEYGRAM PAYMENT SYSTEMS, INC.

                                      AND

                            FIRST DATA CORPORATION

                               TABLE OF CONTENTS


SECTION                                                                   Page
-------                                                                   ----

ARTICLE 1

     Definitions..........................................................  1

ARTICLE 2

     SERVICES.............................................................  5
     Section 2.1.  Telecommunications Services............................  5
     Section 2.2.  No Guarantee or Provision of Services..................  5
     Section 2.3.  Related Services.......................................  5

ARTICLE 3

     GENERAL AGREEMENTS OF THE PARTIES....................................  6
     Section 3.1.  Terms of Telecommunications Agreements.................  6
     Section 3.2.  Termination of a Telecommunications
                    Agreement.............................................  6
     Section 3.3.  Prohibition on Resale..................................  6
     Section 3.4.  Third Party Consents...................................  6
     Section 3.5.  Covenants..............................................  6
     Section 3.6.  Service Orders.........................................  7

ARTICLE 4

     BILLING AND PAYMENTS.................................................  7
     Section 4.1.  Billing................................................  7
     Section 4.2.  Payments...............................................  7
     Section 4.3.  Other Charges..........................................  7

ARTICLE 5

     CONFIDENTIALITY......................................................  8
     Section 5.1.  General Confidentiality Obligations....................  8
     Section 5.2.  Confidentiality Obligations of MG......................  8

ARTICLE 6

     TERM AND TERMINATION.................................................  8
     Section 6.1.  Term...................................................  8
     Section 6.2.  Termination by FDC.....................................  8
     Section 6.3.  Termination by MG......................................  9
     Section 6.4.  Partial Termination of Agreement by FDC................  9
     Section 6.5.  Effect of Termination.................................. 10

SECTION                                                                   PAGE
-------                                                                   ----

ARTICLE 7

     INDEMNIFICATION...................................................... 10
     Section 7.1.  Indemnification by MG.................................. 10
     Section 7.2.  Third-Party Beneficiaries.............................. 11
     Section 7.3.  No Special Damages..................................... 11

ARTICLE 8

     DISPUTE RESOLUTION................................................... 11

ARTICLE 9

     DISCLAIMER OF REPRESENTATIONS AND WARRANTIES......................... 11

ARTICLE 10

     MISCELLANEOUS........................................................ 12
     Section 10.1.   Expenses............................................. 12
     Section 10.2.   Relationship of Parties.............................. 12
     Section 10.3.   Entire Agreement..................................... 12
     Section 10.4.   Assignment........................................... 12
     Section 10.5.   Notices.............................................. 13
     Section 10.6.   Counterparts......................................... 14
     Section 10.7.   Governing Law........................................ 14
     Section 10.8.   Waiver............................................... 14
     Section 10.9.   Severability......................................... 14
     Section 10.10.  Construction Rules................................... 14


SCHEDULES

1.1A  Other Telecommunications Agreements
1.1B  Other Telecommunications Services Providers

                 TELECOMMUNICATIONS SERVICES SHARING AGREEMENT


          THIS TELECOMMUNICATIONS SERVICES SHARING AGREEMENT (this "Agreement") dated as of December 10, 1996 between MoneyGram Payment Systems, Inc., a Delaware corporation ("MG"), and First Data Corporation, a Delaware corporation ("FDC").


                             W I T N E S S E T H:

          WHEREAS, MG, FDC and Integrated Payment Systems Inc., a Delaware corporation and a wholly owned subsidiary of FDC ("IPS"), have entered into a Contribution Agreement dated as of the date hereof (the "Contribution Agreement"), pursuant to which IPS and certain of its Affiliates (as defined below) contributed to MG certain assets of the Business (as defined below); and

          WHEREAS, MG, IPS and First Data Technologies, Inc., a Delaware Corporation and a wholly owned subsidiary of FDC ("FDT"), have entered into an Operations Agreement dated as of the date hereof (the "Operations Agreement"), pursuant to which FDT, IPS and certain of their Affiliates provide certain services relating to the Business to MG; and

          WHEREAS, MG and FDC desire to enter into this Agreement pursuant to which MG agrees to use and FDC agrees to provide access to telecommunications services provided to FDC pursuant to the Telecommunications Agreements (as defined below);

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, MG and FDC agree as follows:


                                   ARTICLE 1

                                  DEFINITIONS

          In this Agreement, unless the context shall otherwise require, the capitalized terms used herein shall have the respective meanings specified or referred to in this Article 1. Each agreement referred to in this Agreement shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and hereof. Each definition in this Agreement includes the singular and the plural, and reference to the neuter gender includes the masculine and feminine where appropriate. References to any statute or regulations means such statute or regulations as amended at the time and include any successor legislation or regulations. The headings to the Articles and Sections hereof and the table of contents herein are for convenience of reference and shall not affect the meaning or interpretation of this Agreement. Except as otherwise stated, reference to Articles and Sections means the Articles and Sections of this Agreement. Unless the context clearly indicates otherwise, the word "including" means "including but not limited to".

          "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person through the ownership or control, directly or indirectly, of more than 50% of all the voting power of the shares or other interests entitled to vote for the election of directors or other governing authority; provided, however, that FDC and its Affiliates shall not be deemed Affiliates of MG and its Affiliates and MG shall not be deemed Affiliates of FDC and its Affiliates.

          "AT&T" means American Telephone and Telegraph Company.

          "AT&T Agreement" means the Virtual Telecommunications Network Service Agreement between American Express Company and American Telephone and Telegraph Company and the related letter agreements, each dated July 29, 1993, between American Express Company and FDC and among American Express Travel Related Services Company, Inc. and several affiliated entities, including FDC, as the same may be amended after the date hereof.

          "Bankruptcy" means, with respect to any Party, the happening of any one or more of the following events: (a) a Party: (i) makes an assignment for the benefit of creditors; (ii) files a voluntary petition in bankruptcy; (iii) is adjudged a bankrupt or insolvent, or there has been entered against such Party an order for relief, in any bankruptcy or insolvency proceeding; (iv) files a petition or answer seeking in respect of such Party any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Party in any proceeding of a nature described above; (vi) seeks, consents or acquiesces in the appointment of a trustee, receiver, conservator or liquidator of such Party or of all or any substantial part of such Party's properties; or (vii) in respect of clauses (i), (ii), (iv), (v) or
(vi) above, such Party takes any corporate action to authorize any action contemplated by any of such clauses; or (b) 90 days after the commencement of any proceeding against any Party seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if such proceeding has not been dismissed, or within 60 days after the appointment without such Party's consent or acquiescence of a trustee, receiver or liquidator of the Party or of all or any substantial part of such Party's properties, if such appointment is not vacated or stayed, or within 60 days after the expiration of any such stay, if such appointment is not vacated.

          "Charges" means all direct charges, fees, tariffs and Taxes and all indirect charges, fees, tariffs and Taxes assessed by a Telecommunications Services Provider pursuant to a Telecommunications Services Agreement.

          "Consequential Damages" means any liability, Loss, Expense or damage, whether in an action arising out of breach of warranty, breach of contract, delay, negligence, theory of tort, strict liability or other legal equitable theory, for indirect, special, reliance, incidental, punitive or consequential damages or commercial loss, injury or damage, including loss of revenues, profits or use of capital or production.

          "Costs" means all direct costs, expenses and charges plus all indirect costs, expenses and charges, including reasonable allocations of overhead, incurred by a Party in performing its obligations under this Agreement.

          "Dispute" means any and all disputes, controversies and claims between the Parties arising from or in connection with this Agreement or the relationship of the Parties under this Agreement whether based on contract, tort, common law, equity, statute, regulation, order or otherwise.

          "Expenses" means any and all reasonable expenses incurred in connection with investigating, defending or asserting any claim, action, suit or proceeding incident to any matter indemnified against hereunder (including court filing fees, court costs, witness fees and reasonable fees and disbursements of legal counsel, investigators, expert witnesses, accountants and other professionals).

          "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory body.

          "Losses" means any and all losses, obligations, liabilities, settlement payments, awards, judgments, fines, penalties, damages, deficiencies or other charges.

          "MCI" means MCI Telecommunications Corporation.

          "MCI Agreement" means the Agreement for Special Customer Arrangement Telecommunications Services by and between MCI Telecommunications Corporation and American Express Company dated October 14, 1995 and the related letter agreement dated October 14, 1993 among American Express Travel Related Services Company, Inc. and several affiliated entities, including FDC, as the same may be amended after the date hereof.

          "Party" means FDC or MG and its Affiliates as the context requires.

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "Solvent", when used with respect to any Person, means that at the time of determination: (i) the fair market value of its assets is in excess of the total amount of its liabilities (including contingent liabilities determined in accordance with generally accepted accounting principles); (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts (including contingent liabilities) as such debts become absolute and matured; (iii) it is then able, and is reasonably expected to be able, to pay its debts (including contingent debts and other commitments) as they mature; and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

          "Sprint" means Sprint Communications Company L.P., a Delaware limited partnership.

          "Sprint Agreement" means the Custom Network Services Agreement between Sprint and FDC dated as of February 26, 1996, as the same may be amended after the date hereof.

          "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any federal, state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Body.

          "Telecommunications Agreements" means the AT&T Agreement, the MCI Agreement and the Sprint Agreement and any other agreement listed in Schedule 1.1A, as such schedule may be modified from time to time during the Term pursuant to the written agreement of the Parties.

          "Telecommunications Services" means services provided pursuant to the Telecommunications Agreements that are used in connection with the Business.

          "Telecommunications Services Providers" means AT&T, MCI and Sprint and any other provider listed in Schedule 1.1B, as such schedule may be modified from time to time during the Term pursuant to the written agreement of the Parties.

          "Term" means the period commencing on the date hereof and ending on December 31, 1998.


                                   ARTICLE 2

                                   SERVICES

          SECTION 2.1. TELECOMMUNICATIONS SERVICES. During the Term, MG and its Affiliates agree to be bound by the terms of the Telecommunications Agreements as if MG and its Affiliates were Affiliates of FDC and to exclusively use the Telecommunications Services offered thereunder for all of the person-to-person telephone calls (both incoming and outgoing where either MG or any of its Affiliates is the customer of record) used in each of their businesses. MG may choose, from time to time, under which Telecommunications Agreement to receive Telecommunications Services by written notice to FDC. During the term, FDC shall cooperate and use reasonable efforts to facilitate the provision of the Telecommunications Services by the Telecommunications Services Providers to MG and its Affiliates at the respective rates in effect from time to time, pursuant to and in accordance with the terms of the respective Telecommunications Agreements as if MG and its Affiliates were Affiliates of FDC.

          SECTION 2.2. NO GUARANTEE OR PROVISION OF SERVICES. It is understood by the Parties that FDC is not providing any guarantee as to the level or quality of services provided under any Telecommunications Agreement and is not responsible for the provision of any such services to MG or any Affiliate of MG.

          SECTION 2.3. RELATED SERVICES. MG and its Affiliates shall be entitled to a portion of any services other than Telecommunications Services provided pursuant to any Telecommunications Services Agreement, including training of employees, in accordance with MG's and its Affiliates' pro rata portion of the total Telecommunications Services used by FDC and its Affiliates and MG and its Affiliates.

                                   ARTICLE 3

                       GENERAL AGREEMENTS OF THE PARTIES

          SECTION 3.1. TERMS OF TELECOMMUNICATIONS AGREEMENTS. MG shall, and shall cause its Affiliates to, comply with and abide by all terms of each of the Telecommunications Agreements, including any terms regarding levels of service and form of payment.

          SECTION 3.2. TERMINATION OF A TELECOMMUNICATIONS AGREEMENT. In the event that one or more of the Telecommunications Agreements is terminated for whatever reason during the Term, any rights that MG or any Affiliate of MG received pursuant to this Agreement under such Telecommunications Agreement also shall be terminated, and any and all obligations of FDC under this Agreement with respect to each terminated Telecommunications Agreement also shall terminate without liability of FDC to MG or any Affiliate of MG; provided, however, that FDC shall provide MG with prompt notice of any such termination; and provided, further, that if FDC enters into another agreement with a telecommunications services provider to provide substantially the same services as those provided under the terminated Telecommunications Agreement (a "Replacement Agreement"), FDC will cooperate and use reasonable efforts to facilitate the receipt by MG and its Affiliates of services pursuant to the Replacement Agreement for the remainder of the Term.

          SECTION 3.3. PROHIBITION ON RESALE. MG and each of its Affiliates agrees not to resell or share any services provided under any of the Telecommunications Agreements at any time during the Term without the prior written consent of FDC.

          SECTION 3.4. THIRD PARTY CONSENTS. Each Party will act diligently and reasonably to secure the consent, approval or waiver from any Telecommunications Services Provider necessary to perform its obligations hereunder; provided that neither Party shall have any obligation to offer or pay any consideration in order to obtain any such consents or approvals.

          SECTION 3.5. COVENANTS. (a) MG's and each of its Affiliates' usage of each of the services available under each of the Telecommunications Agreements shall comply with and be governed by the specifications and provisions set forth in the corresponding Telecommunications Agreement.

          (b) MG agrees to cause its Affiliates to comply with all covenants and obligations of MG set forth herein.

          SECTION 3.6. SERVICE ORDERS. MG agrees to provide FDC with a copy of any order for any Telecommunications Services or any other services pursuant to the Telecommunications Agreement within 10 days of such order.


                                   ARTICLE 4

                             BILLING AND PAYMENTS

          SECTION 4.1. BILLING. (a) Billing of Telecommunications Services to MG and its Affiliates shall be in accordance with the terms of each of the Telecommunications Agreements; provided, however, that the Parties shall use their reasonable best efforts to cause each Telecommunications Services Provider to bill MG and its Affiliates directly for the Telecommunications Services, or any other services provided under the relevant Telecommunications Agreement, furnished to MG or its Affiliates by such provider.

          SECTION 4.2. PAYMENTS. (a) MG agrees to pay promptly all bills presented to it or its Affiliates by the Telecommunications Services Providers pursuant to the Telecommunications Agreements in the manner and time period specified in such agreements.

          (b) In the event that any Telecommunications Services Provider does not bill MG or its Affiliates directly for the Telecommunications Services, or any other services provided under the relevant Telecommunications Agreement, furnished to MG or its Affiliates by such provider, FDC shall pay for such services on MG's or its Affiliates behalf and MG agrees to repay FDC promptly, but in no event later than 10 days after written notice of, any monies so paid by FDC on behalf of MG or its Affiliates.


          SECTION 4.3. OTHER CHARGES. During the Term, MG shall be responsible for and pay its and its Affiliates' pro rata portion of any ordinary and customary charges incurred by FDC or MG and its Affiliates in connection with ordinary and customary Telecommunications Services provided under any of the Telecommunications Agreements. Each Party shall be responsible for any expenses and charges that relate solely to services provided under a Telecommunications Agreement solely for or at the request of such Party.

                                   ARTICLE 5

                                CONFIDENTIALITY

          SECTION 5.1. GENERAL CONFIDENTIALITY OBLIGATIONS. Each Party hereby agrees to be bound by the provisions of Article 7 of the Operations Agreement, the provisions of which are hereby incorporated by reference, with respect to the Confidential Information (as defined in the Operations Agreement) of the other Party obtained in connection with the performance of this Agreement.

          SECTION 5.2. CONFIDENTIALITY OBLIGATIONS OF MG. In addition to any confidentiality obligation set forth in Section 5.1, during the Term, MG shall, and shall cause its Affiliates to, abide by all provisions of each of the Telecommunications Agreements relating to maintaining the confidentiality of information provided in connection therewith.


                                   ARTICLE 6

                             TERM AND TERMINATION

          SECTION 6.1. TERM. This Agreement shall commence on the date hereof and, unless earlier terminated as provided in this Article 6, continue until December 31, 1998.

          SECTION 6.2. TERMINATION BY FDC. This Agreement shall terminate upon the occurrence of any of the following events and (i) in the case of clause (a),
(c) or (d) below, at the option of FDC following 30 days prior written notice to MG and (ii) in the case of clause (b) below, immediately and without prior written notice or any other action by FDC:

          (a) If MG or any Affiliate of MG shall fail to perform, or repudiates or seeks to avoid or invalidate, any material obligation to be performed by it under this Agreement or any Telecommunications Agreement, provided that (i) in the case of any breach which is capable of being cured, or otherwise discontinued, MG has received notice of such breach from FDC or from any Telecommunications Services Provider demanding such breach be cured and MG has not cured or discontinued such breach within 30 days of receipt of such notice; and (ii) the Parties have exhausted the dispute resolution proceedings provided for in Article 8; provided, however, that if the continuation of services pursuant to any Telecommunications Agreement to MG or any Affiliate of MG during the dispute resolution proceedings will, in the opinion of FDC, jeopardize the continued provision of services to FDC pursuant to any Telecommunications Agreement, FDC may terminate the rights of MG and its Affiliates hereunder;

          (b)  In the event of Bankruptcy of MG;

          (c) If a Governmental Body enjoins the performance by a Party of any of its material obligations under this Agreement; or

          (d)  If FDC reasonably determines that MG is not Solvent.

          SECTION 6.3. TERMINATION BY MG. This Agreement shall terminate (a) at the option of MG at any time following 60 days prior written notice to FDC or
(b) upon the occurrence of any of the following events and (i) in the case of clause (A), (C) or (D) below, at the option of MG following 30 days prior written notice to FDC and (ii) in the case of clause (B) below, immediately and without prior written notice or any other action by MG:

          (A) If FDC or any Affiliate of FDC shall fail to perform, or repudiates or seeks to avoid or invalidate, any material obligation to be performed by it under this Agreement or any Telecommunications Agreement, provided that (i) in the case of any breach which is capable of being cured, or otherwise discontinued, FDC has received notice of such breach from MG or from any Telecommunications Services Provider demanding such breach be cured and FDC has not cured or discontinued such breach within 30 days of receipt of such notice; and (ii) the Parties have exhausted the dispute resolution proceedings provided for in Article 8;

          (B)  In the event of Bankruptcy of FDC;

          (C) If a Governmental Body enjoins the performance by a Party of any of its material obligations under this Agreement; or

          (D)  If MG reasonably determines that FDC is not Solvent.

          SECTION 6.4. PARTIAL TERMINATION OF AGREEMENT BY FDC. If MG or any Affiliate of MG breaches any of its material obligations or covenants in any Telecommunications Agreement (a "Breached Telecommunications Agreement"), as determined pursuant to the provisions of the Breached Telecommunications Agreement, which breach is not substantially cured within 30 days after notice specifying the breach is given by the Telecommunications Services Provider under the Breached Telecommunications Agreement or by FDC, then upon written notice to MG, FDC may terminate this Agreement as it relates to the Breached Telecommunications Agreement. Nothing in this Section 6.4 shall limit FDC's termination rights pursuant to Section 6.2.

          SECTION 6.5. EFFECT OF TERMINATION. Upon the termination of this Agreement, each Party shall have no further obligation to perform any obligation hereunder to the other Party and all outstanding unpaid amounts due and owing by MG to FDC or any Telecommunications Services Provider under the terms of this Agreement or any Telecommunications Agreement shall become immediately due and payable, provided, however, that the termination of this Agreement shall not affect the following:

          (a) The obligation of MG to pay for any services rendered or any other obligation or liability owing or which becomes owing under this Agreement or any Telecommunications Agreement whether the obligations arise prior to or after the date of termination;

          (b) The provisions of Article 7 or any other indemnification obligations of any Party;

          (c) The provisions of Article 5 or any other confidentiality obligations of any Party; and

          (e)  The provisions of Article 8.

          In addition, upon the termination of this Agreement, each Party shall return to the other Party all copies of such Party's Confidential Information (as defined in the Operations Agreement) obtained in connection with the performance of this Agreement, and shall erase all versions of such Confidential Information from its data files.


                                   ARTICLE 7

                                INDEMNIFICATION

          SECTION 7.1. INDEMNIFICATION BY MG. Subject to the provisions of this Article 7, MG shall indemnify and hold harmless FDC, each of its Affiliates and each of their respective directors, officers, employees and agents (collectively the

"Indemnified Parties"), from and against any and all Losses and Expenses based on, arising out of, pertaining to or in connection with circumstances in which
(i) any act or omission of MG or any Affiliate of MG gives rise to a breach of any Telecommunications Agreement; or (ii) MG or any Affiliate of MG breaches any of its covenants or obligations in this Agreement. This indemnity shall be applicable whether or not such Loss or Expense or the facts or transactions giving rise to such Loss or Expense arose prior to, on or subsequent to the date hereof.

          SECTION 7.2.  THIRD-PARTY BENEFICIARIES.  The provisions of this
Article 7 are for the benefit of, and are intended to create, third-party beneficiary rights in favor of each of the Indemnified Parties that is not a Party.

          SECTION 7.3. NO SPECIAL DAMAGES. IN NO EVENT SHALL FDC, MG OR ANY OF THEIR RESPECTIVE AFFILIATES BE LIABLE FOR ANY CONSEQUENTIAL DAMAGES UNDER THIS AGREEMENT, WHICH ARE HEREBY EXCLUDED BY AGREEMENT OF THE PARTIES REGARDLESS OF WHETHER FDC, MG OR ANY OF THEIR RESPECTIVE AFFILIATES HAS BEEN ADVISED, OR COULD HAVE FORESEEN, OF THE POSSIBILITY SUCH DAMAGES. THE FOREGOING REPRESENTS AN EXPRESS ALLOCATION OF RISK BETWEEN THE PARTIES.


                                   ARTICLE 8

                              DISPUTE RESOLUTION

          The Parties hereby agree to be bound by and to resolve any Dispute in accordance with Article 11 of the Operations Agreement, the provisions of which are hereby incorporated by reference.


                                   ARTICLE 9

                 DISCLAIMER OF REPRESENTATIONS AND WARRANTIES

          IT IS UNDERSTOOD AND AGREED THAT FDC DOES NOT REPRESENT, WARRANT OR GUARANTEE IN ANY WAY THAT THE PERFORMANCE OF SERVICES BY THE TELECOMMUNICATIONS SERVICES PROVIDERS WILL BE UNINTERRUPTED OR ERROR FREE. NO PARTY HERETO MAKES ANY, AND EACH PARTY HERETO HEREBY EXPRESSLY DISCLAIMS ANY, REPRESENTATIONS OR WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARISING OUT OF OR RELATED TO THIS AGREEMENT, INCLUDING AS TO ANY SERVICES, HARDWARE, SOFTWARE, EQUIPMENT OR MATERIALS PROVIDED OR USED BY OR ON BEHALF OF ANY PARTY UNDER THIS AGREEMENT. EACH PARTY HERETO

EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.


                                  ARTICLE 10

                                 MISCELLANEOUS

          SECTION 10.1. EXPENSES. Except as otherwise provided herein, each of the Parties shall pay all Costs incurred by it or on its behalf in connection with its performance and compliance with all its obligations hereunder, including fees and expenses of its own counsel.

          SECTION 10.2. RELATIONSHIP OF PARTIES. (a) Except as set forth in this Agreement, FDC does not and shall not undertake by this Agreement or otherwise to perform any obligation for or on behalf of MG or any Affiliate of MG, whether regulatory or contractual, or assume any responsibility for MG's or its Affiliates' businesses or operations.

          (b) Nothing in this Agreement shall be deemed by the Parties, or by any third Person, to create a partnership, joint venture or similar relationship between the Parties and, except as otherwise expressly provided herein, no Party shall be deemed to be the agent of any other Party. No Party has, and shall not hold itself out as having, any authority to enter into any contract or create any obligation or liability on behalf of, in the name of, or binding upon any other Party.

          SECTION 10.3. ENTIRE AGREEMENT. This Agreement, including the Schedules hereto, and Article 7 and Article 11 of the Operations Agreement, constitute the entire agreement among the Parties with regard to the subject matter hereof, and supersede all other prior agreements, understandings or discussions among the Parties concerning such subject matter. Except as provided herein, this Agreement may not be amended or modified except in writing signed by an authorized representative of each Party.

          SECTION 10.4. ASSIGNMENT. Except as otherwise provided herein, the rights and obligations of both FDC and MG under this Agreement are personal and not assignable, either voluntarily or by operation of law, without the prior written consent of the other Party, which consent shall not be unreasonably withheld. Except as provided in Section 7.2, nothing in this Agreement is intended to or shall be construed to confer upon any Person other than the Parties and their respective successors and permitted assigns, any right, remedy or claim under or by reason of this Agreement.

          SECTION 10.5. NOTICES. All notices which any Party may be required or desire to give to any other Party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent) or overnight courier to the other Party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the Party to be notified. Notice delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the Party to be notified.

     In the case of FDC:

               First Data Corporation
               2121 N. 117th Ave. NP 30
               Omaha, Nebraska  68164
               Attention:  General Counsel
               Telephone Number: 402-498-4085
               Telecopy Number:  402-498-4123


     In the case of MG:

               MoneyGram Payment Systems, Inc.
               7401 West Mansfield Ave.
               Lakewood, Colorado  80235
               Attention:  Chief Executive Officer
               Telephone Number:  303-716-6800
               Telecopy Number:   303-716-6997

     With a copy to:

               MoneyGram Payment Systems, Inc.
               7401 West Mansfield Ave.
               Lakewood, Colorado  80235
               Attention:  General Counsel
               Telephone Number:  303-716-6800
               Telecopy Number:   303-716-6997

A Party may from time to time change its address for notification purposes by giving the other Party prior written notice of the new address and the date upon which it shall become effective.

          SECTION 10.6. COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          SECTION 10.7.  GOVERNING LAW.  Except as otherwise specified in
Article 8, this Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflict of laws provisions) of the State of New York.

          SECTION 10.8. WAIVER. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the Party entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any Party, it is authorized in writing by an authorized representative of such Party. The failure of any Party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any Party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach. Except as specifically provided otherwise, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to any Party at law, in equity or otherwise.

          SECTION 10.9. SEVERABILITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

          SECTION 10.10. CONSTRUCTION RULES. The Parties hereto represent that in the negotiation and drafting of this Agreement they have been represented by and relied upon the advice of counsel of their choice. The Parties affirm that their counsel have had a substantial role in the drafting and negotiation of this Agreement and, therefore, the rule of construction to the effect that any ambiguities are to be resolved against the drafting Person shall not be employed in the interpretation of this Agreement, including any Schedule.

          IN WITNESS WHEREOF, each Party has caused this Agreement to be signed and delivered by its duly authorized officer as of the date first written above.

+++
                                        MONEYGRAM PAYMENT SYSTEMS, INC.



                                        By: /s/ James F. Calvano
                                            ----------------------------------
                                            Name:  James F. Calvano
                                            Title: Chairman & CEO



                                        FIRST DATA CORPORATION



                                        By: /s/ Charles T. Fote
                                            ----------------------------------
                                            Name:  Charles T. Fote
                                            Title: President